UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2007

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21324 (Commission File Number)	06-1344888 (IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York  10005

(Address of principal executive offices)

Registrant’s telephone number, including area code: 646-525-3000

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                Costs Associated with Exit or Disposal Activities.

On October 29, 2007, NYFIX, Inc. (the “Company”) entered into a strategic agreement under which it and Citibank will jointly offer NYFIX Fusion Order Management System (“OMS”) clients a transition arrangement to the Lava ColorPalette® OMS.  The date of this agreement coincided with the Company’s commitment to exit the Fusion OMS business. The Company expects the transition to be substantially complete by the end of the first quarter of 2008.  The Company expects to incur total costs in connection with exiting the Fusion OMS business of between $7.6 million and $8.0 million, net of $0.6 million of tax benefits.  The Company expects to incur costs in the fourth quarter of 2007 that primarily reflect non-cash impairment charges for goodwill and intangibles, originally recorded as part of the Renaissance Technologies acquisition in 2003, of $5.5 million, net of $0.6 million of tax benefits, non-cash charges for capitalized software development costs of $1.5 million and cash charges for certain one-time employment related costs between $0.3 and $0.5 million. The Company expects to incur in the first quarter of 2008 cash charges for certain one-time employment related costs between $0.3 and $0.5 million.

Item 2.06.                                Material Impairments.

See Item 2.05 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

	By:	/s/ Scott Bloom
Name: Scott Bloom
Title: Secretary

Dated: November 2, 2007

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